Exhibit 10.48

[AGI LETTEHEAD]

December 5, 2001

Mr. Joe B. McAdams

Affinity Group, Inc.

2575 Vista Del Mar Drive

Ventura, CA 93001

Re:  Phantom Stock Agreement dated of January 2, 1992 as amended (the “Agreement,” capitalized terms used herein and not otherwise defined herein having the meanings given to them in the Agreement)

Dear Joe:

The term of the Agreement was originally set to expire on December 31, 1998.  By the Terms of your memorandum to me of November 9, 1998, the term of the Agreement was extended to December 31, 2001.  Although the Agreement required the payment of the cash value of the Phantom Stock Interest and the New Phantom Stock Interest based on Operating Profit for the Accounting Period ending December 31, 1998, as confirmed in a letter agreement dated as of August 15, 2000, no payments have been made to you in respect of the Company Value as of December 31, 1998.  The making of such payment has been deferred.

The Company is desirous of further extending the term of the Agreement and of continuing to defer the payment of the cash value of the Phantom Stock Interest.  In consideration thereof, we have mutually agreed as follows:

1.             The term of the Agreement is hereby extended to terminate on December 31, 2003.  The second sentence of Section 1.6 of the Agreement and clause (iii) of the definition of Determination Date in Section 4.1 thereof are hereby amended by deleting the date “December 31, 2001” and inserting, in lieu thereof, “December 31, 2003.”

2.             Regardless of the date on which the Determination Date actually occurs, company value shall, at a minimum, be an amount equal to the amount it would have been had the Determination Date occurred on August 15, 2000 by virtue of your death or disability.

3.             Except as herein specifically amended or modified, the Agreement shall remain in full force and effect in accordance with its terms.

Mr. Joe B. McAdams

December 5, 2001

If the foregoing property sets forth our understanding in respect of the Agreement, I would appreciate your so acknowledging by executing the counterpart of this letter in the space provided below.

Very truly yours,

/s/
Stephen Adams
Chairman

Accepted and agreed to as of
the 5th day of December 2001

/s/

Joe B. McAdams